UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52390	84-2054332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-930-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, Creations, Inc. (the “Company”) learned that Guy Nissenson, Chief Executive Officer, Acting Chief Financial Officer, and director, passed away. Following Mr. Nissenson’s death, the board of directors (the “Board”) of the Company has appointed Niv Nissenson to serve as interim CEO, effective immediately. Niv Nissenson is Guy Nissenson’s brother and will also assume Guy Nissenson’s role as a director on the Board. Shmuel Yelshevich will serve as Interim Chief Financial Officer of the Company, effective immediately. The Board also appointed Yaniv Aharon as Chairman of the Board, effective immediately.

Niv Nissenson is an experienced entrepreneur and financial officer. In 2015, Mr. Nissenson founded Hotwine, Inc., a California based wine startup company. From August 2016 and until October 10, 2019, Mr. Nissenson served as the Chief Financial Officer of Hypnocore, Ltd., an Israeli based startup company that develops mobile applications for sleep monitoring and therapy. During 2011 to 2015, Mr. Nissenson was the Chief Financial Officer of GMW, Inc., a high-end wine retailer from Napa, California. Before that, Mr. Nissenson served as the Vice President from 2006 to 2011 and the Chief Financial Officer from 2009 to 2011 at Phoenix International Ventures, Inc., an aerospace defense company. He has served as a director of Omniq Corp., a Delaware company, since April 2017, and was appointed Chief Executive Officer of the same on September 5, 2019, effective October 10, 2019. Mr. Nissenson was also a member of the Municipal Committee for Business from 2004 to 2007 and a member of Municipal Committee for Street Naming from 2005 to 2007 in the City of Herzliya, Israel. He is also an armored platoon commander in the Israeli Defense Forces (Reserve) Armored Corps with a rank of Captain. Mr. Nissenson graduated from Tel Aviv University in 2005 with a B.A. majoring in General History and Political Science. In 2007, he graduated from the Hebrew University with an Executive Master’s degree in Business Administration specializing in Integrative Management.

Shmuel Yelshevich is the Chief Financial Officer of Ocean Yetsira since July 2020. Prior to that, Shmuel co-founded Yetsira and served as a Director and Chief Financial Officer, Vice President of Sales and Investment Manager at Yetsira since November 2016. From 2013 to 2016, Mr. Yelshevich served as a manager of marketing department, portfolio manager and analyst at a large Israeli portfolio management firm. Mr. Yelsovich holds a portfolio management license from the ISA and a B.A. in Finance and Financial Risk Management from The Interdisciplinary Center Herzliya. Mr. Yelshevich is a licensed portfolio manager by the ISA.

There are no arrangements or understandings between Niv Nissenson or Shmuel Yelshevich and any other persons pursuant to which they were appointed officers of the Company. They have no family relationships with any of the Company’s directors or executive officers, and, other than as described above, neither Niv Nissenson nor Shmuel Yelshevich has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIONS, INC.

Dated: June 23, 2021	By:	/s/ Niv Nissenson
	Name:	Niv Nissenson
	Title:	Interim Chief Executive Officer